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                                                                    EXHIBIT 12.1

                          U.S. BANCORP AND SUBSIDIARIES
                      COMPUTATION OF RATIOS OF CONSOLIDATED
                            EARNINGS TO FIXED CHARGES
                                 (In Thousands)

                                                                      For Nine Months
                                                                     Ended September 30,
                                                                            1995
                                                                            ----

Considering Interest on Deposits as an Operating Expense
--------------------------------------------------------
Net income                                                                $ 217,708
Income taxes                                                                122,056
                                                                          ---------
  Earnings before income taxes and accounting changes                       339,764
                                                                          ---------
Add fixed charges
  Interest on borrowed funds                                                166,552
  Interest income from federal funds sold (A)                                (2,112)
  Interest component of leases (B)                                           10,423
                                                                          ---------
Total fixed charges                                                         174,863
                                                                          ---------
Earnings before income taxes, accounting changes and fixed charges        $ 514,627
                                                                          =========

Ratio of earnings to total fixed charges                                       2.94 X
                                                                          =========
Considering Interest on Deposits as Fixed Charges
-------------------------------------------------
Fixed charges as shown above                                              $ 174,863
Interest on deposits                                                        332,265
                                                                          ---------
Total fixed charges                                                         507,128

Add earnings before income taxes and accounting changes                     339,764
                                                                          ---------
Earnings before income taxes, accounting changes and fixed charges        $ 846,892
                                                                          =========


Ratio of earnings to total fixed charges                                       1.67 X
                                                                          =========

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(A)  Approximates interest expense related to federal funds purchased transactions for purposes other than the funding of banking subsidiaries' operations.
(B) Interest component of leases includes imputed interest on capitalized leases and approximately one-third of rental expense, which approximates the interest component of operating leases.